UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

DIVERSEY HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following was made available to employees of Diversey Holdings, Ltd. (“Diversey”) on March 8, 2023 in connection with the pending acquisition of Diversey by Solenis.

EMPLOYEE FAQ

1.	What is the transaction, and what are the financial terms?

Diversey has entered into an agreement to be acquired by Solenis in an all-cash transaction that values Diversey at approximately $4.6 billion. Upon completion of the merger, Diversey would become a private company.

2.	Who is Solenis?

Solenis is a leading global producer of specialty chemicals that is focused on delivering sustainable solutions to maintain the cleanliness and health of industry processed water. Founded over 100 years ago, Solenis has a truly global footprint with over 6,500 employees and 49 manufacturing facilities, operating in 130 Countries over 6 continents.

3.	What is the rationale for the combination of the two businesses? Why is this transaction beneficial for Diversey?

We believe this is a merger of two leading, complementary businesses that are focused on growth and seizing opportunities to bring more and ever better solutions to meet the needs of customers. We believe this is an opportunity to create a diversified category leader with scale, global reach, and superb customer service capabilities. In addition, the success of our existing partnership with Solenis in the F&B water treatment arena demonstrates the capabilities of a truly combined company.

4.	When will the sale process be complete? What happens next?

We anticipate the merger will be completed in the second half of this year. In the meantime, we will continue to operate separately, and it will be business-as-usual as we remain focused on serving customers.

5.	How will this combination improve Diversey’s revenue/growth potential?

As a private company, we believe that we will have the necessary resources and focus to build upon our progress and invest in our continued growth. Diversey and Solenis share a complementary value proposition, based on sustainability, operational efficiency and people safety in the markets in which we operate that we expect will enhance Diversey’s differentiated customer, product and geographic portfolio.

6.	What impact will this have on Diversey’s strategic agenda and growth initiatives currently underway?

We remain focused on serving customers and executing the various initiatives that are underway so that Diversey meets the important goals we have set for 2023.

7.	What will the organizational structure be for the combined company?

Both Diversey and Solenis have experienced management teams. As communicated, the merger is not expected to be complete until the second half of this year. As such, until that time, Diversey will continue to operate as a public company independent from Solenis, and it will be business-as-usual as we remain focused on serving customers.

8.	Will the two businesses keep their names and products?

This is a merger of two leading businesses that we believe is fully complementary. That said, the merger has just been announced, and no determination has been made on the branding going forward.

9.	Will this merger impact the culture of the company?

This transaction is not yet completed, and the integration process lies ahead; however, we have already observed similarity in purpose, behaviors and strategic drivers, which we believe will help to facilitate the integration.

10.	How likely is a reduction in workforce as a result of this combination?

Employees are the most important part of what creates the value in both of our businesses and are vital to our growth and success. The transaction is not yet completed, and no decisions have been made at this time on what the combined company will look like. However, the merger is not expected to be complete until the second half of this year, and until that time, Diversey will continue to operate on a business-as-usual basis.

11.	Will my job or my immediate manager change as a result of this combination?

We know that a change like this is exciting, but it can also create a sense of uncertainty about the future. There are no immediate changes to your role or team. It is important to remember that this is a combination that we believe is highly complementary, and both Diversey and Solenis are focused on growth and seizing opportunities to bring more and ever better solutions to meet the needs of customers.

12.	What are Solenis’ plans for Diversey? Are they planning to keep Diversey intact?

This is a merger of two leading businesses that we believe is fully complementary. This is a combination that is focused on growth and seizing opportunities to bring more and ever better solutions to meet the needs of customers.

13.	I own shares in Diversey, what will happen to them? What happens with my LTI awards?

If you own shares, they will be exchanged for the right to receive $8.40 per share (“Per Share Price”). LTI awards will be treated as described in the merger agreement between Diversey and Solenis. The merger agreement generally provides for the following: restricted stock units will be converted into cash awards based on the Per Share Price and such cash awards will be subject to service-based vesting after closing; the target number of performance-based RSUs will be converted into cash awards based on the Per Share Price and will be subject to service-based vesting after closing; stock options will be cancelled without any payment because they are underwater; and restricted shares will be cancelled and exchanged for the right to receive the Per Share Price. You will receive an individual notification describing the treatment of your LTIs in more detail. Information on the 2023 LTI will be shared shortly.

14.	What should we be telling customers and partners about the merger?

Solenis and Diversey have much in common. We share the mission of striving to be a trusted partner to customers and suppliers with a commitment to delivering solutions to help customers improve their operational efficiency, reduce their environmental footprint and enhance people safety, while maximizing cleanliness of facilities and processed water. It is important to remember that this is a combination that we believe is highly complementary and is focused on growth and seizing opportunities to bring more and ever better solutions to meet customers' needs.

15.	What are the next steps, and how will we know about them?

We will continue to keep you informed and will be as transparent as we can until the merger is complete.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the proposed transaction. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company.

Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s shares; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in certain circumstances requiring the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s stock price, business relationships, operating results and business generally; (vii) risks that the proposed transaction may disrupt the Company’s current business plans and operations; (viii) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (ix) risks related to diverting management’s attention from the Company’s ongoing business operations; (x) unexpected costs, charges or expenses resulting from the proposed transaction; (xi) the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; (xii) potential litigation relating to the merger that could be instituted against parties to the merger agreement or other transaction agreements or their respective directors, managers or officers, including the effects of any outcomes of such litigation; (xiii) certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations; (xv) the continuation of the COVID-19 pandemic may cause disruptions to the Company's operations, customer demand, and its suppliers’ ability to support the Company; (xvi) the risks associated with the global nature of the Company's operations; (xvii) fluctuations between non-U.S. currencies and the U.S. dollar; (xviii) political and economic instability and risk of government actions affecting the Company's business and its customers or suppliers; (xix) increases in the pricing of raw materials, availability and allocation by suppliers as well as increases in energy-related costs; (xx) the Company's ability to develop new and innovative products and the acceptance of such products by the Company's customers; (xxi) cyber risks and the failure to maintain the integrity of the Company's operational or security systems or infrastructure; (xxii) the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting; (xxiii) the consolidation of the Company's customers; (xxiv) competition in the markets for the Company's products and services and in the geographic areas in which it operates; (xxv) instability and uncertainty in the credit and financial markets and the availability of credit that the Company and its customers need to operate the Company's business; (xxvi) new and stricter regulations applicable to our business; (xxvii) continued availability of capital and financing and rating agency actions; and (xxviii) other risks described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. All such factors are difficult to predict and are beyond the Company’s control. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all.

The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

Important Information For Investors and Shareholders

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to shareholders a proxy statement on Schedule 14A. The Company, certain of its affiliates and certain affiliates of Bain Capital intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each shareholder of the Company entitled to vote at the meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. The materials to be filed by the Company will be made available to the Company’s investors and shareholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.diversey.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction under SEC rules. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2022 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to the proposed transaction and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.